Exhibit 16.1

EXHIBIT 16.1


                                             January 3, 2005


Office of the Chief Accountants
SECPS Letter File
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:  National Business Holdings, Inc.
         File Reference No 000-32563



We were previously the principal accountants for National Business Holdings, Inc. and under the date of July 17, 2004, we reported on the consolidated financial statements of National Business Holdings, Inc. and Subsidiaries as of May 31, 2004 and December 31, 2003, and the related statements of operations, stockholders' equity (deficit) and cash flows for the seventeen months in the period ended May 31, 2004. On January 3, 2005, we were dismissed as principal accountant. We have read National Business Holdings, Inc.'s statements included in Item 4.01 (a)(i), (ii), and (iv) of the Form 8-K dated January 3, 2005 of National Business Holdings, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements.


Very truly yours,

Lawrence Scharfman

/s/ Lawrence Scharfman, CPA
For the Firm